EXHIBIT 10.9.1
Schedule identifying substantially identical agreements, between Visteon Corporation (“Visteon”) and each of the persons named below, to the Officer Change in Control Agreement constituting Exhibit 10.9 to the Annual Report on Form 10-K of Visteon for the fiscal year ended December 31, 2010.
             Name
Robert Pallash
Dorothy L. Stephenson
Julie A. Fream
Joy M. Greenway
Steve Meszaros
Michael K. Sharnas
James F. Sistek
Michael J. Widgren